Exhibit 99.1
Sumo Logic Announces Third Quarter Fiscal 2022 Financial Results
Third quarter revenue grew 20% year-over-year to $62.0 million

REDWOOD CITY, CA. — December 6, 2021 — Sumo Logic (Nasdaq: SUMO), a pioneer of continuous intelligence, today announced financial results for the third quarter of its fiscal 2022 ended October 31, 2021.

“Sumo Logic delivered another strong quarter of revenue growth for the fiscal third quarter. Results were again driven by continued adoption of our leading Continuous Intelligence platform, which helps our customers ensure application reliability, manage and optimize multi-cloud infrastructure, as well as secure and protect against modern security threats,” said Ramin Sayar, President and CEO of Sumo Logic. "We continue to leverage our differentiated DevSecOps platform across a broad range of observability and security uses cases, which we believe strengthens our position and helps us further capture the significant opportunity created by digital transformations and cloud migrations.”

Third Quarter Fiscal 2022 Financial Highlights
•Revenue was $62.0 million, an increase of 20% year-over-year
•Revenue, excluding our largest revenue customer, was $57.4 million, an increase of 19% year-over-year
•GAAP gross margin was 67%; non-GAAP gross margin was 73%
•GAAP operating loss was $31.4 million; GAAP operating margin was (51)%
•Non-GAAP operating loss was $13.9 million; non-GAAP operating margin was (22)%
•GAAP net loss was $30.8 million or $0.28 per share
•Non-GAAP net loss was $13.3 million or $0.12 per share
•Net cash used in operating activities was $12.7 million; free cash flow was $(13.2) million
•Cash and cash equivalents and marketable securities were $362.1 million as of October 31, 2021

Recent Highlights
•Appointed Lynne Doherty as President, Worldwide Field Operations. Lynne brings extensive sales and go-to-market leadership experience scaling go-to-market operations at multiple large tech companies. Her expertise will help accelerate Sumo Logic's go-to-market strategy and transformation, strengthen its global sales and partner ecosystem, and help Sumo further scale over the coming years.
•Appointed Stewart Grierson as Chief Financial Officer effective December 13, 2021. Stewart brings extensive finance and operations experience at high growth private and public technology companies. His expertise in security and observability will allow him to help Sumo Logic execute on its strategy and operational plans over the coming years.
•Named Independent Software Vendor (ISV) Partner of the Year by Amazon Web Services (AWS) for 2021.
•Released Sumo Logic's inaugural Environmental, Social and Governance Report, highlighting the ways in which Sumo Logic is enabling progress and sustainable growth in communities across the world.
•Announced new products and features at Illuminate, Sumo Logic's annual user conference, where Sumo community experts shared how they are leveraging Sumo to better navigate digital transformation. Product announcements included:
◦New and enhanced observability improvements to Sumo Logic's monitoring and troubleshooting capabilities with new alert response features, new real-time data sources and integrations, as well as additional enhancements to support open source.
◦The integration of Sensu Go to Sumo Logic's platform and Sensu Go Plus which further enhances the monitoring-as-code capabilities of Sensu Go and allows real-time insights from all data types for improved troubleshooting, reliability, and security.
◦Enhancements to Sumo Logic's Cloud Security Analytics and Monitoring solution, which improve our customers' ability to address modern workload protection, Open XDR out-of-the-box XDR threat detection and response, and expanded security insights with new and updated applications for AWS, multi-cloud, SaaS and productivity applications, and regulatory standards.

Financial Outlook
For the fourth quarter of fiscal 2022, Sumo Logic expects:
•Total revenue between $63.7 million and $64.7 million, representing 18% to 20% growth year over year
•Revenue, excluding our largest revenue customer, between $59.5 million and $60.5 million, representing 17% to 19% growth year over year
•Non-GAAP operating loss of $15.9 million to $15.4 million; non-GAAP operating margin of (25)% to (24)%
•Non-GAAP net loss per share of $0.17 on approximately 112.0 million weighted average shares outstanding
For the full fiscal year 2022, Sumo Logic expects:
•Total revenue between $238.8 million and $239.8 million, representing 18% growth year over year
•Revenue, excluding our largest revenue customer, between $222.8 million and $223.8 million, representing 19% growth year over year
•Non-GAAP operating loss of $53.0 million to $52.5 million; non-GAAP operating margin of (22)%
•Non-GAAP net loss per share of $0.51 to $0.50 on approximately 108.5 million weighted average shares outstanding
These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP financial measures excludes stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and acquisition-related expenses. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort. Refer to Non-GAAP Financial Measures below.

Conference Call Details
The company will host a conference call and live webcast on Monday, December 6, 2021, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). The news release with the financial results will be accessible on Sumo Logic’s investor relations website at investor.sumologic.com prior to the conference call. To access the conference call, dial (877) 407-0784 from the United States or (201) 689-8560 internationally and reference the company name and conference title. Following the completion of the call, a replay will be available for approximately two weeks. The replay can be accessed by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally and using the recording passcode 13725119. A live webcast and replay of the conference call can also be accessed from the Sumo Logic Investor Relations website at investor.sumologic.com.

Supplemental Financial and Other Information
Supplemental financial and other information can be accessed through Sumo Logic’s investor relations website at investor.sumologic.com. Sumo Logic uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor Sumo Logic’s investor relations website in addition to following Sumo Logic’s press releases, SEC filings and social media.

Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. The non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business, which it includes in press releases announcing quarterly financial results, including this press release.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss and non-GAAP net loss per share: We define these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer taxes on equity, amortization of acquired intangibles, and acquisition-related expenses. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free cash flows: We define free cash flow as cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements
This press release contains express and implied forward-looking statements including but not limited to, statements regarding our GAAP and non-GAAP guidance for the fourth fiscal quarter and full fiscal year 2022, the expected benefits of hiring new executives and expectations regarding the benefits of our offerings, our growth strategy and investments, our market opportunity, and our ability to achieve success. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to our ability to realize the anticipated benefits from our acquisitions, our ability to achieve and maintain future profitability, our ability to attract new customers and retain and sell additional functionality and services to our existing customers, our ability to sustain and manage our growth, our ability to successfully add new features and functionality to our platform, our ability to compete effectively in an increasingly competitive market, and general market, political, economic, and business conditions, including the impact of COVID-19, and other risks detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021, filed with the Securities and Exchange Commission (SEC) on September 10, 2021, and other filings and reports that we may file from time to time with the SEC. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021 that will be filed with the SEC, which should be read in conjunction with this press release and the financial results included herein.
Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We anticipate that subsequent events and developments could cause our views to change. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Sumo Logic
Sumo Logic, Inc. (Nasdaq: SUMO), is the pioneer in continuous intelligence, a new category of software, which enables organizations of all sizes to address the data challenges and opportunities presented by digital transformation, modern applications, and cloud computing. The Sumo Logic Continuous Intelligence Platform™ automates the collection, ingestion, and analysis of application, infrastructure, security, and IoT data to derive actionable insights within seconds. More than 2,100 customers around the world rely on Sumo Logic to build, run, and secure their modern applications and cloud infrastructures. Only Sumo Logic delivers its platform as a true, multi-tenant SaaS architecture, across multiple use-cases, enabling businesses to thrive in the Intelligence Economy. For more information, visit www.sumologic.com.

For more information, please contact:

Investor Relations Contact
Investor Relations
IR@sumologic.com
Media Contact
Melissa Beck
mliton@sumologic.com
(650) 814-3882

Sumo Logic, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue	$62,016	$51,868	$175,076	$148,485
Cost of revenue	20,384	13,601	55,557	42,140
Gross profit	41,632	38,267	119,519	106,345
Operating expenses:
Research and development	25,464	18,753	69,768	51,756
Sales and marketing	33,565	26,904	95,300	80,534
General and administrative	14,015	15,507	45,258	32,096
Total operating expenses	73,044	61,164	210,326	164,386
Loss from operations	(31,412)	(22,897)	(90,807)	(58,041)
Interest and other (expense) income, net	(19)	(322)	34	(249)
Interest expense	(44)	(290)	(133)	(654)
Loss before provision for income taxes	(31,475)	(23,509)	(90,906)	(58,944)
Provision (benefit) for income taxes	(639)	417	(1,107)	764
Net loss	$(30,836)	$(23,926)	$(89,799)	$(59,708)

Net loss per share, basic and diluted	$(0.28)	$(0.43)	$(0.84)	$(1.92)

Weighted-average shares used to compute net loss per share, basic and diluted	110,409	55,816	107,479	31,044

Sumo Logic, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$78,288	$404,140
Marketable securities, current	210,633	—
Accounts receivable, net	43,404	44,761
Prepaid expenses	10,639	10,509
Deferred sales commissions, current	15,810	12,790
Other current assets	2,647	3,110
Total current assets	361,421	475,310
Marketable securities, noncurrent	73,153	—
Property and equipment, net	4,864	4,156
Operating lease right-of-use assets	7,162	—
Goodwill	95,815	50,672
Acquired intangible assets, net	30,421	10,656
Deferred sales commissions, noncurrent	29,736	27,857
Other assets	1,507	1,856
Total assets	$604,079	$570,507
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,338	$4,832
Accrued expenses and other current liabilities	25,839	23,316
Operating lease liabilities, current	4,612	—
Deferred revenue, current	118,668	102,625
Total current liabilities	158,457	130,773
Operating lease liabilities, noncurrent	3,514	—
Deferred revenue, noncurrent	5,594	4,076
Other liabilities	4,789	4,246
Total liabilities	172,354	139,095
Stockholders’ equity:
Common stock	11	10
Additional paid-in-capital	921,710	829,238
Accumulated other comprehensive loss	(2,406)	(45)
Accumulated deficit	(487,590)	(397,791)
Total stockholders’ equity	431,725	431,412
Total liabilities and stockholders’ equity	$604,079	$570,507

Sumo Logic, Inc.
Condensed Consolidated Statement of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(30,836)	$(23,926)	$(89,799)	$(59,708)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,282	2,080	9,889	6,152
Amortization of deferred sales commissions	4,188	2,934	11,353	8,148
Accretion (amortization) of marketable securities purchased at a premium (discount)	789	—	2,156	—
Stock-based compensation, net of amounts capitalized	12,937	18,943	39,127	28,666
Non-cash operating lease cost	1,038	—	3,132	—
Other	(806)	104	(1,852)	186
Changes in operating assets and liabilities
Accounts receivable	(12,807)	(12,256)	1,910	(14,717)
Prepaid expenses	(3,678)	(5,534)	(133)	(2,276)
Other assets	(282)	(799)	1,104	(619)
Deferred sales commissions	(6,762)	(10,800)	(16,252)	(17,718)
Accounts payable	2,730	843	4,283	(149)
Accrued expenses and other current liabilities	5,874	1,611	1,806	1,781
Deferred revenue	11,550	7,828	16,436	1,695
Operating lease liabilities	(1,124)	—	(3,371)	—
Other noncurrent liabilities	218	673	265	2,354
Net cash used in operating activities	(12,689)	(18,299)	(19,946)	(46,205)
Cash flows from investing activities
Purchases of marketable securities	(67,917)	—	(359,587)	—
Maturities of marketable securities	42,750	—	57,958	—
Sales of marketable securities	15,480	—	15,480	—
Purchases of property and equipment	(498)	(168)	(1,799)	(358)
Capitalized internal-use software costs	—	(246)	—	(1,205)
Cash paid for acquisitions, net of cash and restricted cash acquired	(43)	—	(40,340)	—
Net cash used in investing activities	(10,228)	(414)	(328,288)	(1,563)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts	—	349,166	—	349,166
Proceeds from borrowings	—	—	—	24,250
Repayment of borrowings	—	(24,250)	—	(24,250)
Payments of deferred offering costs	—	(765)	(93)	(1,321)
Proceeds from employee stock purchase plan	—	—	4,725	—
Proceeds from exercise of common stock options	4,647	3,990	17,974	6,113
Cash paid for holdback consideration in connection with acquisitions	—	—	—	(100)
Net cash provided by financing activities	4,647	328,141	22,606	353,858
Effect of exchange rate changes on cash and cash equivalents	(25)	(76)	(174)	(134)
Change in cash and cash equivalents and restricted cash	(18,295)	309,352	(325,802)	305,956
Cash and cash equivalents and restricted cash:
Beginning of period	96,933	98,417	404,440	101,813
End of period	$78,638	$407,769	$78,638	$407,769

Sumo Logic, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$41,632	$38,267	$119,519	$106,345
Add: Stock-based compensation and related employer payroll tax	192	213	558	314
Add: Amortization of acquired intangible assets	3,614	1,706	8,157	5,117
Add: Acquisition-related expenses	97	—	151	—
Non-GAAP gross profit	$45,535	$40,186	$128,385	$111,776
GAAP gross margin	67%	74%	68%	72%
Non-GAAP gross margin	73%	77%	73%	75%

Reconciliation of operating expenses
GAAP research and development	$25,464	$18,753	$69,768	$51,756
Less: Stock-based compensation and related employer payroll tax	(6,538)	(5,728)	(17,499)	(9,606)
Less: Acquisition-related expenses	(297)	—	(535)	—
Non-GAAP research and development	$18,629	$13,025	$51,734	$42,150

GAAP sales and marketing	$33,565	$26,904	$95,300	$80,534
Less: Stock-based compensation and related employer payroll tax	(3,794)	(4,747)	(11,807)	(7,863)
Less: Amortization of acquired intangible assets	(150)	—	(233)	—
Less: Acquisition-related expenses	(95)	—	(181)	—
Non-GAAP sales and marketing	$29,526	$22,157	$83,079	$72,671

GAAP general and administrative	$14,015	$15,507	$45,258	$32,096
Less: Stock-based compensation and related employer payroll tax	(2,727)	(8,255)	(10,821)	(10,883)
Less: Acquisition-related expenses	—	—	(3,756)	—
Non-GAAP general and administrative	$11,288	$7,252	$30,681	$21,213

Reconciliation of operating loss and operating margin
GAAP loss from operation	$(31,412)	$(22,897)	$(90,807)	$(58,041)
Add: Stock-based compensation and related employer payroll tax	13,251	18,943	40,685	28,666
Add: Amortization of acquired intangible assets	3,764	1,706	8,390	5,117
Add: Acquisition-related expenses	489	—	4,623	—
Non-GAAP operating loss	$(13,908)	$(2,248)	$(37,109)	$(24,258)
GAAP operating margin	(51)%	(44)%	(52)%	(39)%
Non-GAAP operating margin	(22)%	(4)%	(21)%	(16)%

Reconciliation of net loss
GAAP net loss	$(30,836)	$(23,926)	$(89,799)	$(59,708)
Add: Stock-based compensation and related employer payroll tax	13,251	18,943	40,685	28,666
Add: Amortization of acquired intangible assets	3,764	1,706	8,390	5,117
Add: Acquisition-related expenses	489	—	4,623	—
Non-GAAP net loss	$(13,332)	$(3,277)	$(36,101)	$(25,925)
GAAP net loss per share	$(0.28)	$(0.43)	$(0.84)	$(1.92)
Non-GAAP net loss per share	$(0.12)	$(0.06)	$(0.34)	$(0.84)
Weighted average shares outstanding, basic and diluted	110,409	55,816	107,479	31,044

Reconciliation of cash used in operating activities to free cash flow
GAAP cash used in operating activities	$(12,689)	$(18,299)	$(19,946)	$(46,205)
Less: Capital expenditures	(498)	(168)	(1,799)	(358)
Less: Capitalized internal-use software costs	—	(246)	—	(1,205)
Free cash flow	$(13,187)	$(18,713)	$(21,745)	$(47,768)